February 21, 2018

Unified Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

Re: Unified Series Trust, File No. 333-222714

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Unified Series Trust’s Registration Statement on Form N-14 filed January 26, 2018 (the “Registration Statement”). We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP
THOMPSON HINE LLP

4829-1087-3950.1

THOMPSON HINE LLP ATTORNEYS AT LAW	312 Walnut Street 14th Floor Cincinnati, Ohio 45202-4089	www.ThompsonHine.com Phone 513.352.6700 Fax 513.241.4771